Exhibit 10.12

 NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into this 27th day of February 2012, by and among Game Face Gaming, Inc., a Florida corporation (the "Company") and each of the investors identified on Schedule 1 attached hereto (collectively, the "Purchasers").

WHEREAS, the Company desires to enter into this Agreement with the Purchasers to sell and issue up to $500,000 principal amount of its 5% notes (the "Notes") in substantially the form attached hereto as Exhibit A; and

WHEREAS, each Purchaser desires to enter into this Agreement to acquire the Notes in the respective amounts set forth on Schedule 1 attached hereto on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and the Notes, the parties to this Agreement mutually agree as follows:

1.    AUTHORIZATION AND SALE.

                  1.1 Authorization. The Company has authorized the issuance and sale of the Notes to the Purchasers. The Purchasers acknowledge and agree that the maturity date of each note issued under this Agreement shall be the six months, or earlier, as described in Section1.01.1 after the issuance of such Notes.  Such maturity dates shall be set forth on Schedule 1.

                  1.2 Sale. Subject to the terms and conditions hereof, each Purchaser agrees separately (and not jointly) to purchase from the Company, and the Company agrees to sell and issue to each Purchaser, a Note in the principal amount and with the maturity date as set forth next to each Purchaser's name on Schedule 1 hereto at the respective purchase price set forth opposite such Purchaser's name on Schedule 1. Unless directed otherwise, each Purchaser shall pay such purchase price by check payable to Game Face Gaming, Inc., 20 East Sunrise Highway, Suite 202, Valley Stream, New York, 11581. or by wire transfer of immediately available funds to the account of Game Face Gaming, Inc. as follows:

Company has requested that Purchasers send these funds to Global Fee Group, Inc. with an address of 1862 83rd Street Brooklyn, NY 11214 and acknowledges that these funds are advanced to Game Face Gaming, Inc., are an obligation of the Company and are owed by the Company as if they were sent directly to Game Face Gaming, Inc.

2.     CLOSING; DELIVERY.

2.1 Initial Closing. The initial closing of the purchase and sale of the Notes under this Agreement shall take place at the offices of the Company at such time and date after the proper officer(s) of the Company accept this Agreement on behalf of one or more Purchasers (the "Initial Closing").

2.2 Subsequent Closings. Following the Initial Closing, the Company may issue and sell additional Notes under this Agreement, on the terms set forth in this Agreement, provided that the aggregate principal amount of all Notes issued by the Company at the Initial Closing and each subsequent closing (a "Subsequent Closing" and, together with the Initial Closing, the "Closing") shall not exceed $500,000. Schedule 1 to this Agreement shall be amended and restated at each Subsequent Closing to reflect the Notes issued to each Purchaser under this Agreement. Any Notes issued by the Company at a Subsequent Closing shall be considered "Notes" for all purposes of this Agreement, and each additional Purchaser shall be a "Purchaser" for all purposes of this Agreement. Notwithstanding the foregoing, the Company shall not issue any Notes if an Event of Default shall have occurred and be continuing under any Note. For purposes of the immediately preceding sentence, an "Event of Default" shall have the meaning given to such term in each respective Note.

2.3 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers the Notes (as set forth on Schedule 1 hereto), each duly executed by the Company and dated the date of the Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by any Purchaser (together with this Agreement, collectively the "Transaction Documents"), against payment of the purchase price therefor payable as of the date of such Closing by check or wire transfer.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers as follows:

3.1 Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of Florida. The Company has all requisite corporate power and authority necessary to conduct its business as it is now being conducted and as proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease.

3.2 Authorization. The Company has the full corporate power and authority to enter into this Agreement and each of the Transaction Documents and to perform all of its obligations contemplated hereunder and thereunder. The execution, delivery and performance of this Agreement and each of the Transaction Documents to which the Company is a party have been duly authorized by all necessary corporate action, and this Agreement and each of the Transaction Documents constitutes (or will constitute, upon execution thereof) a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies. No further authorization on the part of the Company, its board of directors or its stockholders is necessary to consummate the transactions contemplated by this Agreement or any of the Transaction Documents. Except for any filings required by federal or state securities laws that have been or will be made by the Company, no consent, approval, authorization or order of, or declaration by, filing or registration with, any court or governmental or regulatory agency or board is or will be required in connection with the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby or thereby. The shares of Common Stock that may be issued upon conversion of the Notes are duly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable.

3.3 SEC Reports. The Company has furnished, or the Purchasers have access to,  the Company's filings (hereinafter, the "SEC Reports") with the Securities and Exchange Commission (the "SEC"). As of their respective filing date, each document filed by the Company with the SEC complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.4 Absence of Undisclosed Liabilities. Except as disclosed in the SEC Reports and the obligations under the Notes, the Company does not have any liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due).

3.5 Compliance with Law and Other Instruments. To the Company's knowledge, the Company has complied in all material respects with, and are not in material violation of, any and all statutes, laws, regulations, decrees and orders of the United States and of all states, municipalities and agencies applicable to the Company or the conduct of its businesses. Upon consummation of this Agreement, the Company will not be in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, promissory note, indenture, loan agreement or other material contract to which it is a party or by which its properties are bound. Neither the issuance of the Notes, or the execution and delivery of this Agreement and the Transaction Documents nor the consummation of the transactions contemplated herein or therein, will (i) conflict with, constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both, would be a breach of or default under, the respective certificates of incorporation or bylaws of the Company, (ii) conflict with or constitute a breach of, constitute a default under, or an event which, with notice or lapse of time or both would be a breach of or default under, any agreement, indenture, mortgage, deed of trust or other instrument or undertaking to which the Company is a party or by which any of its properties are bound which would have a material adverse effect on the Company's business, (iii) constitute a violation of any law, regulation, judgment, order or decree applicable to the Company, (iv) result in the creation or imposition of any lien or material charge or encumbrance upon any property of the Company, or (v) permit any party to terminate any agreement to which the Company is a party or beneficiary thereto which would have a material adverse effect on the Company's business.

3.6 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the Company's knowledge, threatened against or affecting the Company, which would reasonably be expected to result in any judgment or liability which would materially and adversely affect any of the property and assets of the Company, or the right of the Company to conduct its business as now conducted or as proposed to be conducted.

3.7 Intellectual Property. As disclosed in the SEC Reports, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other intellectual property and proprietary rights and processes (collectively, "Intellectual Property") used in its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity.

3.8 Disclosure. Neither this Agreement nor any of the Transaction Documents contains any untrue statement of any material fact, or omits to state any material fact that is necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, complete and not misleading.

3.9  Registration Rights.  Other than as specifically delineated in the Note of even date, the Company has not granted or agreed to grant any registration or prospectus qualification rights, including piggyback rights, to any person or entity, including without limitation the Purchasers.

4.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally represents and warrants to the Company as follows:

4.1 Purchase for Own Account. Such Purchaser is acquiring the Notes and the securities into which they may be converted for its own account, for investment and not with a view to or in connection with any distribution or resale thereof. Such Purchaser does not have any contract, understanding, agreement or arrangement with any person to sell or transfer the Notes or the securities into which they may be converted.

4.2 Restrictions on Transfer. Such Purchaser understands that (a) neither the Notes nor any securities issuable upon conversion thereof has been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any jurisdiction and (b) the economic risk of an investment in the Notes must be borne for an indefinite period of time because neither the Notes nor the securities into which they may be converted may be sold or otherwise transferred unless subsequently registered under the Securities Act or an exemption from registration under the Securities Act is or becomes available.

4.3 Knowledge of the Purchaser. Such Purchaser (a) is knowledgeable with respect to the financial, tax and business aspects of ownership of the Notes and the securities into which they may be converted and of the business of the Company and (b) can bear the economic risk of an investment in the Notes including the complete loss thereof. By virtue of his or its own knowledge and experience in financial and business matters, such Purchaser is capable of evaluating the merits and risks of making this investment. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act as a result of:

[CHECK THE APPLICABLE ITEM]:

_____ (i) A bank defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act") or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(3) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets greater than $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or a registered investment advisor, or if the employee benefit plan has total assets greater than $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

_____ (ii) A private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940.

_____ (iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets greater than $5 million.

_____ (iv) Any director, executive officer or general partner of the Company, or any director, executive officer or general partner of a general partner of the Company.

_____ (v) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1 million (excluding the value of such person's residence).

_____ (vi) A natural person who had an individual income greater than $200,000 in each of the two most recent years or joint income with that person’s spouse greater than $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____ (vii) A trust, with total assets greater than $5 million not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.)

_____ (viii) an entity in which all of the equity owners are accredited investors.  (If this alternative is checked, the Purchaser must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

4.4 Disclosure of Information.  Such Purchaser represents that it has reviewed the SEC Reports and the representations concerning the Company contained in this Agreement, has made inquiry concerning the Company, its business and its personnel, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser’s satisfaction all inquiries made by such Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

Neither the Purchaser nor any of the directors, officers or affiliates of the Purchaser possess any material, non public information regarding the Company or its prospects.

4.5 Legends.  It is understood that the Note and the securities into which the Note is convertible into may bear part or all of the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT OR TO AN AFFILIATE.

4.6 Power and Authority. Such Purchaser has the requisite power and authority to enter into this Agreement, to purchase the Notes and to carry out and perform his or its obligations under the terms of this Agreement. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party do not contravene the terms of such Purchaser's organizational documents and do not violate, conflict with or result in any breach or contravention of any contract or agreement of such Purchaser or constitute a violation of any law, regulation, judgment, order or decree applicable to such Purchaser.

4.7 No Minimum Note Purchases Required to Close. The Notes being offered by us are offered on a “best efforts” basis and no commitment exists by anyone to purchase all or any of those Notes. No  minimum level of sales is required for the proceeds from the sale of the Notes to be made available to us. No assurance can be given that all or substantially all of the Notes will be sold. To the extent that less than substantially all of the Notes are sold, the Company may be prevented from fully implementing its immediate business plans absent additional financing. Purchaser represents that he is aware that no minimum amount of proceeds need be raised by the Company as a prerequisite to close on the sale of a Note and to utilize the proceeds from such sale, it being understood that upon acceptance of this subscription by the Company, the proceeds from the sale of the Note will, subject to the closing obligations of the Company set forth herein, be immediately available to the Company.

4.8  Due Execution. This Agreement has been duly authorized, executed and delivered by such Purchaser and, upon due execution and delivery by the Company, will be a valid and binding agreement of such Purchaser, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules and laws governing specific performance, injunctive relief and other equitable remedies.

4.9  Affiliate; No Investigations. Neither the Purchaser nor any officers, directors, shareholders or affiliates of the Purchaser are now, nor have ever been, an officer, director, or more than 10% shareholder of the Company or in any other way an affiliate of the Company. The term "affiliate", as defined in Rule 144(a)(1), is defined as is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. Neither the Purchaser Investor nor any of its officers, members of its board of directors or any 5% holder of the Purchaser’s stock, is currently under investigation by any federal or state regulatory authority.

5.     CONDITIONS OF PURCHASERS’ OBLIGATIONS AT CLOSING

The obligations of each Purchaser to this Agreement to close are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived:

      5.1Representations and Warranties.  The representations and warranties of the Company contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

       5.2Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

      5.3Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.   MISCELLANEOUS.

6.1  No Placement Agent Fees.  The Company and Purchaser each represent that they will not be obligated for any finders’ fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, partners, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.2  Entire Agreement; Effectiveness. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3  Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the conflicts of laws provisions of the State of New York or any other state.

6.4 Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, after three business days following deposit with the United States Post Office, postage prepaid, or after one business day if sent by confirmed telecopy, addressed:

         (a)   If to the Company:

Game Face Gaming, Inc.
20 East Sunrise Highway
Suite 202
Valley Stream, New York 11581

(b) If to the Lender:
Corporate Debt Consultants LLC
2071 Flatbush Avenue, Suite 166
Brooklyn, NY 11234

or at such other address as the Company shall have furnished to the Purchasers in writing; and

(b) If to any Purchaser, the address set forth on Schedule 1 attached hereto or at such other address as such Purchaser shall have furnished to the Company in writing.

6.7 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.8 Survival of Covenants and Agreements, Representations and Warranties. All covenants and agreements contained herein or made in writing by the Company or the Purchasers in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, the Transaction Documents and the Closing until the respective Purchaser ceases to own any Notes. All warranties and representations contained herein shall survive for a period of two years after the Closing.

6.9 Further Assurances. Prior to and after the Closing, at the reasonable request of the Purchasers, the Company will take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate in doing, as the Purchasers may reasonably deem necessary or desirable, all things necessary to consummate and make effective, in a practicable manner, the Closing and the other transactions contemplated by this Agreement and the Transaction Documents, including, without limitation, (a) the execution and delivery of any additional waivers, consents, confirmations, agreements, instruments or documents, or the taking of all actions, whether prior to or after the Closing, necessary to issue and sell the Notes to the Purchasers and (b) to otherwise carry out the purpose and intent of this Agreement and the Transaction Documents.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, this Note Purchase Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below.

Principal Amount of Note Purchased:  $ 85,000

Individual Signature(s):

February 27, 2012
Date	Signature of Purchaser

Tax ID No.	Printed Name:
Corporate Debt Consultants LLC

2071 Flatbush Avenue, Suite 166
Telephone No.	Street

Brooklyn,NY11234
City State Zip

Subscription Accepted by:

GAME FACE GAMING, INC.

By:
Felix Elinson, CEO	Date:

SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE,
PARTNERSHIP, TRUST, AND JOINT PURCHASERS

If the Purchaser is a corporation, partnership, trust, or other entity or joint purchaser, the following additional instructions must be followed.  INFORMATION ADDITIONAL TO THAT REQUESTED BELOW MAY ALSO BE REQUIRED BY THE COMPANY IN SOME CASES.

I.           Certificate.  The Purchaser  must date and sign the Certificate below, and, if requested by the Company, the Purchaser  may also be required to provide an opinion of counsel to the same effect as this Certificate or a copy of (a) the corporation's articles of incorporation, bylaws and authorizing resolution, (b) the partnership agreement, or (c) the trust agreement, as applicable.

II.  Subscription Agreement

A.  Corporations.  An authorized officer of the corporation must date, sign, and complete the Subscription Agreement with information concerning the corporation.  The officer should print the name of the corporation above his signature, and print his name and office below his signature.

B.  Partnerships.  An authorized partner must date, sign, and complete the Subscription Agreement with information concerning the partnership.  The partner should print the name of the partnership above his signature, and print his name and the words "general partner" below his signature.

C.  Trusts.  In the case of a trust, the authorized trustee should date, sign, and complete the Subscription Agreement with information concerning the trust.  The trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature.  In addition, an authorized trustee should also provide information requested in the Subscription Agreement as it pertains to him as an individual.

D.  Joint Ownership.  In all cases, each individual must date, sign, and complete the Subscription Agreement.  Joint investors must state if they are purchasing the Shares as joint tenants with the right of survivorship, tenants in common, or community property, and each must execute the Subscription Agreement Signature Page

CERTIFICATE FOR CORPORATE, PARTNERSHIP,
TRUST, AND JOINT PURCHASERS

If the Purchaser is a corporation, partnership, trust, joint purchaser, or other entity, an authorized officer, partner, or trustee must complete, date, and sign this Certificate.

CERTIFICATE

I hereby certify that:

a.           The Purchaser has been duly formed and is validly existing and has full power and authority to invest in GAME FACE GAMING, INC.

b.           The Note Purchase Agreement has been duly and validly authorized, executed, and delivered by the Purchaser  and, upon acceptance by GAME FACE GAMING, INC.. will constitute the valid, binding, and enforceable obligation of the Purchaser.

Dated:
Name of corporation, partnership, trust or joint purchases (please print)

Signature and title of authorized officer, partner, trustee, or joint purchaser

SCHEDULE 1

Name and Address	Purchase Amount	Maturity Date

1. Corporate Debt Consultants LLC	$85,000	8/27/2012 or earlier

2.

3.

4.